UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

155 East Tropicana, LLC

(Exact name of registrant as specified in its charter)

Nevada	333-124924	20-1363044
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

115 East Tropicana Avenue, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 597-6076

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

As previously reported, on April 30, 2007, 155 East Tropicana, LLC (the “Company”) entered into a definitive Asset Purchase Agreement (the “Agreement”) with Hedwigs Las Vegas Top Tier, LLC (the “Buyer”), an affiliate of the investment group led by NTH Advisory Group, LLC.  On May 3, 2007, the Company entered into a definitive Casino Operations Lease (the “Lease”) with the Buyer.  Additionally, on May 7, 2007, the Company entered into a First Amendment to Asset Purchase Agreement (the “Amendment”) with the Buyer.

Under the terms of the Lease, upon the closing provided for in the Agreement, the Company, as tenant, will lease from the Buyer, as landlord, the portion of the hotel in which the gaming operations are presently located and will conduct all gaming operations until the earlier of (i) the last day of the month following the month in which the Buyer obtains all applicable gaming approvals necessary to conduct the gaming operations or (ii) June 30, 2008, unless otherwise extended pursuant to the terms of the Lease.  Because the commencement of the Lease term is contingent upon the closing provided for in the Agreement, there can be no assurance that the Lease term will ever commence.

Under the terms of the Amendment, the requirements under the Agreement that certain additional related agreements be completed no later than May 7, 2007 were amended to reflect that all of the related agreements have been either agreed to and attached to the Agreement as exhibits, such as the Lease, or will be agreed to in the future if and when required under the terms of the Agreement. In connection with the Amendment, the Company received from the Buyer a nonrefundable earnest money deposit of $1 million, which will be applied against the purchase price if the transaction closes.

The closing under the Agreement remains subject to the completion of certain conditions described in the Agreement. There can be no assurance that (i) the conditions to closing under the Agreement will ever be satisfied, or (ii) any transaction contemplated under the Agreement will be consummated, or (iii) if a transaction is consummated, it will be on the same or similar terms as currently provided under the Agreement.

The foregoing summary of the Lease and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease and the Amendment which are included in Exhibit 10.1 and incorporated herein by reference.  A copy of the May 9, 2007 press release announcing the Amendment is included as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit 10.1 — First Amendment to Asset Purchase Agreement signed May 7, 2007.

Exhibit 99.1 — Press Release issued on May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

155 EAST TROPICANA, LLC
(Registrant)

	By:	/s/ Deborah J. Pierce
Date: May 9, 2007		Deborah J. Pierce
	Its:	Chief Financial Officer